Exhibit 10.2

AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment to Employment Agreement (this “Amendment”) is entered into as of August 31, 2015, by and between Mary Anne Heino, an individual (“Employee”), and Lantheus Medical Imagining, Inc., a Delaware corporation (the “Company”).

WHEREAS, the Company and the Employee are party to that certain Employment Agreement entered onto on August 12, 2013 (the “Initial Employment Agreement”);

WHEREAS, the Initial Employment Agreement was amended and restated in its entirety by the parties pursuant to that certain amended and restated employment agreement, dated March 16, 2015 (as amended on June 25, 2015, the “Employment Agreement”); and

WHEREAS, capitalized terms that are not defined herein shall have the same meaning as set forth in the Employment Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties agree as follows:

1. Amendments to Employment Agreement.

(a) Section 2.a. of the Employment Agreement is amended and restated in its entirety to read as follows:

“a. Executive shall serve as the Company’s President and Chief Executive Officer and as a member of the Board of Directors of Lantheus Holdings, Inc. (the “Board”). In such capacities, Executive shall report to the Board, and Executive shall have such duties and responsibilities as are consistent with such titles and positions and/or such other duties and responsibilities as may be assigned from time to time by the Board. If requested, Executive shall serve as an officer or a member of the Board of Directors of any of the Company’s subsidiaries or affiliates without additional compensation.”

(b) The first sentence of Section 3 of the Employment Agreement is amended and restated in its entirety to read as follows:

“During Executive’s employment hereunder, the Company shall pay Executive a base salary at the annualized rate of $600,000, payable in regular installments in accordance with the Company’s payment practices from time to time.”

(c) The first sentence of Section 4 of the Employment Agreement is amended and restated in its entirety to read as follows:

With respect to each full fiscal year ending during Executive’s employment hereunder, Executive shall be eligible to earn an annual bonus award of eighty percent (80%) of Executive’s Base Salary (the “Target”) based upon achievement of annual EBITDA and/or other performance targets established by the Compensation Committee of the Board within the first three months of each fiscal year (the “Annual Bonus”).

2. Award of Restricted Stock. In connection with the execution of this Amendment, and in any event within five (5) days after the date hereof, Executive shall be granted 227,000 shares of restricted common stock (the “RSAs”) of Lantheus Holdings, Inc. pursuant to the Lantheus Holdings, Inc. 2015 Equity Incentive Plan. The RSAs shall vest in equal annual installments over a period of four years, with such other terms and provisions as are set forth in the Restricted Stock Award Agreement memorializing such grant.

3. References. All references in the Employment Agreement to “this Agreement” and any other references of similar import shall hereinafter refer to the Employment Agreement as amended by this Amendment.

4. Remaining Provisions. Except as expressly modified by this Amendment, the Employment Agreement shall remain in full force and effect. This Amendment embodies the entire agreement and understanding of the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings, oral or written, relative thereto.

5. Governing Law. This Amendment shall be governed by, construed and interpreted in all respects, in accordance with the laws of the State of New York, without regard to conflicts of laws principles thereof.

6. Counterparts. This Amendment may be executed by either of the parties hereto in counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.

LANTHEUS MEDICAL IMAGING, INC.

By:	/s/ Michael Duffy
	Name:	Michael Duffy
	Title:	Secretary

ACCEPTED AND AGREED:

/s/ Mary Anne Heino
Name:	Mary Anne Heino
Date:	August 31, 2015